                                                                 Exhibit (a)(4)



            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

-----------------------------------------------------------
                                       GIVE THE
FOR THIS TYPE OF ACCOUNT:              SOCIAL SECURITY
                                       NUMBER OF--
-----------------------------------------------------------
 1. An individual's account            The individual

 2. Two or more individuals            The actual owner
    (joint account)                    of the account or,
                                       if combined funds,
                                       any one of the
                                       individuals(1)

 3. Husband and wife                   The actual owner
    (joint account)                    of the account or,
                                       if joint funds,
                                       either person(1)

 4. Custodian account of a minor       The minor(2)
    (Uniform Gift to Minors Act)

 5. Adult and minor                    The adult or,
    (joint account)                    if the minor is the
                                       only contributor,
                                       the minor(1)

 6. Account in the name of             The ward, minor,
    guardian or committee for          or incompetent
    a designated ward, minor,          person(3)
    or incompetent person

 7. a. The usual revocable savings     The grantor-
       trust account (grantor is       trustee(1)
       also trustee)

    b. So-called trust account that    The actual owner(1)
       is not a legal or valid trust
       under State law

8.  Sole proprietorship account        The owner(4)

-----------------------------------------------------------


-----------------------------------------------------------
                                       GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:              IDENTIFICATION
                                       NUMBER OF--
-----------------------------------------------------------
 9. A valid trust, estate,             The legal entity (Do
    or pension trust                   not furnish the
                                       identifying number
                                       of the personal
                                       representative or
                                       trustee unless the
                                       legal entity itself
                                       is not designated in
                                       the account
                                       title.)(5)

10. Corporate account                  The corporation

11. Religious, charitable, or          The organization
    educational organization account

12. Partnership account held in the    The partnership
    name of the business

13. Association, club or other         The organization
    tax-exempt organization

14. A broker or registered nominee     The broker or
                                       nominee

15. Account with the Department        The public entity
    of Agriculture in the name of a
    public entity (such as a State or
    local government, school district,
    or prison) that receives
    agricultural program payments
-----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  - A corporation.

  - A financial institution.

  - An organization exempt from tax under section 501(a), or an individual retirement plan.

  - The United States or any agency or instrumentality thereof.

  - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  - An international organization or any agency, or instrumentality thereof.

  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  - A real estate investment trust.

  - A common trust fund operated by a bank under section 584(a).

  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  - An entity registered at all times under the Investment Company Act of 1940.

  - A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under section 1441.

  - Payment to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals.
    NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  - Payments described in section 6049(b)(5) to nonresident aliens.

  - Payments on tax-free covenant bonds under section 1451.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST OR DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest and dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. IRS uses the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 20% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest or dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty equal to the sum of 5% on any portion of an underpayment attributable to that failure, unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.